SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      November 15, 2002
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                               InfoNow Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    00-19813                   04-3083360
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(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)



1875 Lawrence Street, Suite 1100, Denver, CO                   80202
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code         303-293-0212
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events and Required FD Disclosure

     On November 14, 2002, InfoNow Corporation (the "Company") executed a two-year, $1.5 million contract with an existing client for the Company's new Channel Point-of-Sale solution. Under terms of the agreement, the company will provide the client with licensed channel management software, maintenance, and ongoing managed services.

     The Company's Channel Point-of-Sales solution enables channel-focused companies to track end-customer sales through the channel and identify customer names, parent companies and affiliations. Data collected from sales transactions can then be used to focus sales and marketing efforts, better reward sales personnel for both direct and indirect sales, and gain critical visibility into sales channels.

     The completion of this agreement reinforces the Company's confidence in meeting its financial objectives for the fourth quarter of 2002.

     The forward-looking statement (related to fourth quarter financial objectives) included in this report is intended to qualify for the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. This statement is not a guarantee of future performance. The Company's financial performance is subject to business and economic risks that could cause actual results to differ materially from those anticipated. For a more complete discussion of the risks that could cause actual results to differ from those anticipated, please refer to the other periodic filings made by the Company with Securities and Exchange Commission from time to time, including the Company's most recently filed Form 10-KSB and Forms 10-QSB.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INFONOW CORPORATION


Date:    November 15, 2002                  By:   /s/ Harold R. Herbst
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                                                 Name:  Harold R. Herbst
                                                 Title:  Chief Financial Officer